UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 14, 2017

Date of Report (Date of earliest event reported)

Windtree Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26422	94-3171943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2600 Kelly Road, Suite 100

Warrington, Pennsylvania 18976

(Address of principal executive offices)

(215) 488-9300

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Effective August 14, 2017 (the “Effective Date”), Windtree Therapeutics, Inc. (the “Company”) entered into a Loan Agreement (“Loan Agreement”) with Lee’s Pharmaceutical (HK) Ltd., a company organized under the laws of Hong Kong (“Lee’s”). Under the Loan Agreement, Lee’s has agreed to lend the Company up to $3.9 million (the “Loan”). The Loan, which will be funded at Lee’s sole discretion in three equal installments on August 15, September 10 and October 10, 2017, will be used to support the Company’s AEROSURF® development activities and sustain its operations through October 31, 2017, while the parties negotiate a potential share purchase agreement (“Share Purchase”) and related agreements. The Loan will accrue interest at a rate of 12% per annum. The Company received the initial installment of $1.3 million from Lee's on August 15, 2017. Under the Share Purchase as currently contemplated, but subject to further negotiation, Lee’s would invest $10 million in the Company and acquire a controlling interest of a majority of the outstanding shares of the Company’s common stock at a price per share based on the average 10-day volume-weighted average price per share (VWAP) up to and including the closing date, plus a premium up to, but not exceeding fifteen percent (15%), but in no event greater than $0.25 per share. As partial consideration for the Share Purchase, the outstanding principal balance of the Loan would be applied in full satisfaction of a like amount of cash consideration payable by Lee’s at the closing of such Share Purchase, and the Loan would be discharged in full. In connection with the Loan Agreement, affiliates of Deerfield Management Company, L.P. (“Deerfield”), which hold a security interest in substantially all of the Company’s assets to secure a $25 million loan under a February 2013 Facility Agreement, as amended in July 2015 (the “Deerfield Loan”), entered into a Subordination Agreement, dated as of August 14, 2017, with the Company and Lee’s generally granting Lee’s a first right through October 31, 2017, to any cash payments (other than regularly scheduled interest payments under the Deerfield Loan) and to the proceeds of sales of assets in a bankruptcy proceeding for up to $3.9 principal amount plus related interest and expenses, subject to the exceptions set forth in the Subordination Agreement.

As partial consideration for the Loan, the Company and Lee’s also agreed to amend the License, Development and Commercialization Agreement dated as of June 12, 2017 between the parties (“License Agreement”) and have entered into Amendment No. 1 to the License Agreement (the “Amendment”). Under the terms of the Amendment, reductions have been made to certain of the milestone and royalty payments. As a result, the Company may receive up to $35.8 million (previously, $37.5 million) in potential clinical, regulatory and commercial milestone payments. The options to add Japan to the Licensed Territory (as defined in the License Agreement) and to manufacture the Company’s aerosol delivery device in and for the Licensed Territory are made effective immediately. In addition, Zhaoke Pharmaceutical (Hefei) Co. Ltd. an affiliate of Lee’s, has been made a party to the License Agreement. Except as set forth in the Amendment, all other terms and conditions of the License Agreement remain in full force and effect.

In addition, to facilitate the Share Purchase, the Company is negotiating with Deerfield to restructure the Deerfield Loan (“Loan Restructuring”), effective as of the closing of the Share Purchase. Under the Loan Restructuring as currently contemplated, but subject to further negotiation, the notes issued in connection with the Deerfield Loan would be retired in exchange for (i) $2.5 million of cash, which would be paid out of the proceeds of the Share Purchase, and (ii) a number of newly-issued shares of the Company's common stock that equals two percent of the Company’s outstanding common stock on a fully-diluted basis (to be defined)

as of the closing of the Share Purchase and Loan Restructuring. In addition, Deerfield would be entitled to receive future payments, based on the achievement of regulatory and commercial milestones related to the development and commercialization of AEROSURF potentially totaling $15 million.

The Share Purchase and Loan Restructuring agreements are expected to include such customary representations, warranties, covenants, conditions and indemnities for certain losses and other terms as are acceptable to the parties. While the Company believes that it will be able to reach agreement with Lee’s and Deerfield and close the Share Purchase and Loan Restructuring agreements in a timely manner, there can be no assurance that it will be successful. At this time, the Company does not have an alternative source of funding available, such that, if it is unable to complete these transactions for any reason on or before October 31, 2017, it may be forced to curtail some or all of its activities, including the AEROSURF development program and, ultimately, may be compelled to cease operations.

The foregoing descriptions of the Loan Agreement, the Subordination Agreement, and the Amendment do not purport to be complete and are qualified in their entirety by reference to the agreements themselves. The Company expects to file the License Agreement with the Securities and Exchange Commission (“SEC”) as an exhibit to the Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, on August 21, 2017. A copy of the Loan Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K. The License Agreement and Loan Agreement are being filed to provide investors and the Company’s stockholders with information regarding the terms thereof and in accordance with applicable rules and regulations of the SEC. Pursuant to the License Agreement and Loan Agreement, each of the parties thereto made customary representations, warranties and covenants and agreed to indemnify each other for certain losses arising out of breaches of such representations, warranties, covenants and other specified matters. The representations, warranties and covenants were made by the parties to and solely for the benefit of each other and any expressly intended third party beneficiaries in the context of all of the terms and conditions of the agreements and in the context of the specific relationship between the parties. Accordingly, investors and stockholders should not rely on the representations, warranties and covenants. Furthermore, investors and stockholders should not rely on the representations, warranties and covenants as characterizations of the actual state of facts or continuing intentions of the parties, since they were only made as of the date of the agreements. Information concerning the subject matter of such representations, warranties and covenants may change after the date of the agreements, which subsequent information may or may not be fully reflected in the Company’s reports or other filings with the Commission.

Item 8.01.	Other Events.

Reference is made to Item 1.01. On August 18, 2017, the Company issued a press release and announced the execution and delivery of the Loan Agreement and the Amendment as well as plans related to the potential Share Purchase and Loan Restructuring described above. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

As of June 30, 2017 the Company had cash and cash equivalents of $2.5 million. As of August 15, 2017, after receipt of the initial advance under the Loan Agreement, the Company had cash and cash equivalents of approximately $2.9 million and currently anticipates that, assuming receipt of the two additional installments under the Loan Agreement, and before any additional financings, it will have sufficient cash resources to fund its operations through November 2017.

.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Loan Agreement between the Company and Lee’s Pharmaceutical (HK) Ltd.

99.1	Press release dated August 18, 2017

Cautionary Note Regarding Forward-looking Statements:

To the extent that statements in this Current Report on Form 8-K are not strictly historical, including statements as to business strategy, outlook, objectives, future milestones, plans, intentions, goals, future financial conditions, future collaboration agreements, the success of the Company’s product development or otherwise as to future events, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this Current Report are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made. Such risks and others are further described in the Company’s filings with the Securities and Exchange Commission including the most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Windtree Therapeutics, Inc.

By:	/s/ Craig Fraser
Craig Fraser
President and Chief Executive Officer

Date: August 18, 2017

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